EX. 77Q(1)(d): Copies of All Constituent Instruments Defining Rights of the Holders of Any New Class of Securities

Amendment No. 50 to the Trusts Agreement and Declaration of Trust, dated August
 14, 2008, which established Service Shares for the Goldman Sachs Satellite Strategies Portfolio, is incorporated herein by reference to Exhibit (a)(51) to Post-Effective Amendment No. 206 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on August 27, 2008 (Accession No.0000950123-08-010200).